Exhibit 10.4

Warrant Purchase Agreement

This Warrant Purchase Agreement (the "Agreement") is made and entered into as of September 7, 2016, by and between Grote Molen, Inc., a Nevada corporation (the "Company"), and David N. Nemelka ("Purchas-er").

RECITALS

WHEREAS, on July 15, 2016, the Company issued Purchaser that certain Promissory Note (the "Note") in the principal amount of $50,000, a copy of which is attached hereto as Exhibit A and incorporated herein by reference; and

WHEREAS, the Purchaser desires to convert/cancel the Note in consideration for the issuance by the Company to the Purchaser of a common stock purchase warrant of the Company on the terms and conditions described herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Purchaser agree as follows:

1. Conversion/Cancellation of Debt.  Purchaser hereby irrevocably elects to convert the principal amount of the Note and all accrued and unpaid interest thereon, if any, into a common stock purchase warrant (the "Warrant") entitling the holder to acquire up to 5,000,000 shares of the Company's Common Stock at an exercise price of $0.70 per share during the five-year period commencing September 1, 2018.  The Warrant shall be represented by a warrant agreement in substantially the same form as that attached hereto as Exhibit "B."  Upon the execution of this Agreement, the Note shall be deemed to have been paid and satisfied in full and the Purchaser shall be deemed to have acquired the Warrant, all effective as of the date of this Agreement.

2. Representations and Warranties of the Company.  The Company represents and warrants to Purchaser as follows:
(a)  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.
(b)  This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.
(c)  The Warrant, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by Purchaser.  The Common Stock issuable upon exercise of the Warrant has been duly reserved for issuance, and upon issuance in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal securities laws and liens or encumbrances created by or imposed by Purchaser.

3. Representations and Warranties of Purchaser.  The Purchaser represents and warrants to the Company as follows:

(a)  Purchaser is acquiring the Warrant for his own account, for investment and with no present intention of distributing, reselling or otherwise disposing of the Warrant.

(b)  Purchaser has been furnished with sufficient information about the Company, the management of the Company and the business operations of the Company to allow him to make an informed investment decision prior to pur-chasing the Warrant and Purchaser has been furnished access to any additional information requested by him.

(c)  Purchaser is an accredited investor within the meaning of Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended, has experience in business enterprises or investments entailing risks of a type or to a degree substantially similar to those entailed in an invest-ment in the Warrant.  In particular, Purchaser understands that by converting the Note to equity in the Company, he will no longer be a creditor of the Company and, accordingly, his rights in connection with the Warrant will be inferior to the rights he possessed pursuant to the Note.
(d)  Purchaser understands that the Warrant and the share of Common Stock issuable upon exercise thereof (the "Securities") may not be sold, transferred or otherwise disposed of in the absence of either an effective registration statement covering the Shares under the Securities Act of 1933, or an opinion of the Company's counsel that registration is not required.  Except as set forth in the Warrant with regard to "piggy-back" registration rights, the Company shall have no obligation to register the Securities.
(e)  Purchaser is not subject to any of the "bad actor" disqualifications described in Rule 506(d)(1)(i) through (viii) promulgated under the Securities Act.

(f)  Purchaser owns and has good and marketable title to the Note, free and clear of any liens, encumbrances or security interests and of any adverse claims.

(g)  Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform his obligations hereunder.  This Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

4.  Legend on Agreements/Certificates.  The agreement/certificates evidencing the Securities to be issued in connection with this transaction shall be endorsed with a restricted legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS AGREEMENT/CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.
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5. Entire Agreement.  This agreement constitutes the entire agreement of parties hereto relating to the subject matter hereof and correctly sets forth the rights, duties, and obligations of each to the other as of its date.  Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement shall be void and of no force or effect.

6. Severability.  If any provision of this Agreement is or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

7. Binding Effect.  This Agreement shall bind and the benefits shall inure to the parties hereto and their respective heirs, legal representatives, successors and assigns.

8. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Facsimile or other electronically transmitted signatures shall be as effective as original signatures.
Dated effective as of the date first written above.

The Company:	Grote Molen, Inc.
A Nevada corporation

By /s/ John B. Hofman
John B. Hofman
President and CEO

The Purchaser:

/s/ Davd N. Nemelka
David N. Nemelka

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Exhibit A

Attach hereto a copy of the Note.

Exhibit B

Attach hereto a copy of the Warrant Agreement.